UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 31, 2013

ZIOPHARM Oncology, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33038	84-1475672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One First Avenue, Parris Building 34, Navy Yard Plaza Boston, Massachusetts	02129
(Address of Principal Executive Offices)	(Zip Code)

(617) 259-1970

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Jason A. Amello

In connection with the ongoing rationalization and restructuring of its business operations, ZIOPHARM Oncology, Inc., or the Company, is announcing the departure of Jason A. Amello, the Company’s Executive Vice President and Chief Financial Officer and Treasurer, beginning May 31, 2013. In connection with his departure, Mr. Amello has agreed to receive a severance payment equal to 100% of his current annual base salary in lieu of the total severance benefits to which he was entitled pursuant to his employment agreement with the Company dated May 8, 2012. The Company will pay the cost of Mr. Amello’s continued health insurance and dental insurance premiums for six months following his termination, and will pay COBRA continuation coverage for Mr. Amello for six months following his termination if Mr. Amello so elects. In addition, the Company has agreed to extend the exercise period for all vested stock options held by Mr. Amello such that his vested options may be exercised until the first anniversary of his termination date. Mr. Amello’s employment agreement is filed as Exhibit 10.1 to the Company’s Current Report on 8-K filed on May 10, 2012.

Appointment of Kevin G. Lafond

Effective as of June 3, 2013, Kevin G. Lafond, the Company’s current Corporate Controller, has been appointed as the Company’s Vice President – Finance, Chief Accounting Officer and Treasurer and shall also serve as the Company’s principal financial officer from and after June 3, 2013.

Mr. Lafond has served as the Company’s Corporate Controller since he joined the Company in February 2009. Prior to joining the Company, Mr. Lafond served as Controller of Helicos Biosciences Corporation, a public life sciences equipment manufacturer not affiliated with the Company, from February 2007 to October 2008. Mr. Lafond holds a bachelor’s degree from Plymouth State University, master’s degrees in both accounting and taxation from Bentley University and is a Certified Public Accountant. Mr. Lafond is 57 years old.

In connection with Mr. Lafond’s appointment, the Company intends to amend Mr. Lafond’s Severance Agreement, or the Agreement, to provide that if Mr. Lafond is terminated by the Company for a reason other than for “Cause,” as that term is defined in the Agreement, or other than for retirement, death or disability, the severance payment to which Mr. Lafond would be entitled to receive would be increased from two months of his then-current annualized base salary to six months of this then-current annualized base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM Oncology, Inc.

Date: May 31, 2013	By:	/s/ Caesar J. Belbel
Name: Caesar J. Belbel Title: Executive Vice President and Chief Legal Officer

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